       As filed with the Securities and Exchange Commission May 17, 2000
                                             Registration No.:  ________________

                   -----------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                   -----------------------------------------

                                   FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                   -----------------------------------------


                             COMMUNITY BANKS, INC.
                   -----------------------------------------
            (Exact Name of Registrant as Specified in its Charter)


                                 Pennsylvania
                   -----------------------------------------
        (State or other jurisdiction of incorporation or organization)

                                     6022
                   -----------------------------------------
               (Primary Standard Industrial Classification No.)

                                  23-2251762
                   -----------------------------------------
                     (I.R.S. Employer Identification No.)


      150 Market Square, Millersburg, Pennsylvania  17061  (717) 692-4781
     --------------------------------------------------------------------
  (Address, including zip code, and telephone number, including area code, or registrant's principal executive offices)

                       2000 Employee Stock Purchase Plan
                       ---------------------------------
                             (Full title of plan)


                             EDDIE L. DUNKLEBARGER
                             President and C.E.O.
                             COMMUNITY BANKS, INC.
                               150 Market Square
               Millersburg, Pennsylvania  17061   (717) 692-4781
             ----------------------------------------------------
           (Name, address and telephone number of Agent for Service)

                                  Copies to:
                               BRADLEY A. WALKER
                            METTE, EVANS & WOODSIDE
                            3401 North Front Street
                                 P.O. Box 5950
                      Harrisburg, Pennsylvania 17110-0950

                        CALCULATION OF REGISTRATION FEE


---------------------------------------------------------------------------------------------
Title of each          Amount      Proposed            Proposed            Amount of
classof securities     to be       maximum             maximum             registration fee
to be registered     Registered    offering            aggregate offering
                                   price per unit /1/  price
---------------------------------------------------------------------------------------------
Common Stock              100,000              $18.75          $1,875,000            $568.18
Par value
$5.00 per share


/1/ Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457, and based on the average of the high and low prices of the Common Stock on May 11, 2000, as reported on the American Stock Exchange.


                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed by Community Banks, Inc. (the "Company") with the SEC, or other governing body as appropriate, are incorporated herein by reference:

     (1) The Annual Report of the Company on Form 10-K for its fiscal year ended December 31, 1999.

     (2) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act of 1934 since December 31, 1999.

     (3) The description of the Company's common stock contained in the Registration Statement filed with the Board of Governors of the Federal Reserve System pursuant to Section 12(g) of the Exchange Act of 1934, which Registration Statement became effective on or about October 7, 1994.

     (4) All documents subsequently filed by the Company with the SEC pursuant to Section 13(a), (c), 14 or 15(d) or the Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Sections 1741 and 1742 of the Pennsylvania Business Corporation Law of 1988, as amended (the "BCL") provide that a business corporation may indemnify directors and officers against liability they may incur as such provided that the particular person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of actions against a director or officer by or in the right of the corporation, the power to indemnify extends only to expenses (not judgments and amounts paid in the settlement) and such power generally does not exist if the person otherwise entitled to indemnification shall have been adjudged to be liable to the corporation unless it is judicially determined that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnification for specified expenses. Under Section 1743 of the BCL, the Company is required to indemnify directors and officers against expenses they may incur in defending actions against them in such capacities if they are successful on the merits or otherwise in the defense of such actions. Under Section 1745 of the BCL, a corporation may pay the expenses of a director or officer incurred in defending an action or proceeding in advance of the final amounts advanced unless it is ultimately determined that such person is entitled to indemnification from the corporation. Article 12 of the Company's Articles of Incorporation and Article 20 of the Company's Bylaws provide indemnification of directors, officers and other agents of the Company and advancement of expenses to the extent otherwise permitted by the BCL.

     Section 1746 of the BCL grants a corporation broad authority to indemnify is directors, officers and other agents for liabilities and expenses incurred in such capacity, except in circumstances where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted wilful misconduct or recklessness. Article 12 of the Company's Articles of Incorporation provides that the Company indemnify any and all persons whom it shall have the power to indemnify for and against any and all expenses, liabilities or other matters for which indemnification is permitted by applicable laws.

     Article 20 of the Company's Bylaws conditions any indemnification or advancement of expenses upon a determination, made in accordance with the procedures specified in Section 1744 of the BCL, by the Company's directors or shareholders that indemnification or advancement of expenses is proper because the director or officer met the standard of conduct set forth in Section 1741 or 1742 of the BCL, as applicable.

     As authorized by Section 1747 of the BCL and Article XIV, the Company maintains, on behalf of its directors and officers, insurance protection against certain liabilities arising out of the discharge of their duties, as well as insurance covering the Company for indemnification payments made to its directors and officers for certain liabilities. The premiums for such insurance are paid by the Company.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not Applicable.  No exemption from registration is claimed.

ITEM 8.  EXHIBITS.

     4.     2000 Employee Stock Purchase Plan of the Company.

     5.     Opinion of Mette, Evans & Woodside, General Counsel of the Company.

     23.a. Consent of Mette, Evans & Woodside, General Counsel of the Company - included in Exhibit 5.

     23.b.  Consent of PricewaterhouseCoopers, LLP (Auditors).

     24.    Powers of Attorney included in "SIGNATURES" on page 5.

ITEM 9.  UNDERTAKINGS.

1.  The undersigned Registrant hereby undertakes as follows:

(a) to file, during any period in which offers or sales are being made, a post effective amendment to this Registration Statement:

     (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

     (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(b) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

3. The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

4. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

6. The undersigned Registrant hereby undertakes that for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of a registration statement as permitted by Rule 430A and contained in the form of prospectus to be filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement at the time it was declared effective.

                                  SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Millersburg, Pennsylvania, on May 12, 2000.

                                    COMMUNITY BANKS, INC.

                                    By: /s/ Eddie L. Dunklebarger
                                       -----------------------------------
                                              Eddie L. Dunklebarger
                                       President and Chief Executive Officer

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated. Each person whose signature appears below in so signing also makes, constitutes and appoints Eddie
L. Dunklebarger and Ernest L. Lowe, and each of them acting alone, his true and lawful attorney-in-fact, with full power of substitution, for him in any and all capacities, to execute and cause to be filed with the Securities and Exchange Commission any or all amendments and post-effective amendments to this Registration Statement, with exhibits thereto and other documents in connection therewith, and hereby ratifies and confirms all that said attorney-in-fact or his substitute or substitutes may do or cause to be done by virtue hereof.


      Signature                      Title                  Date
-----------------------  -----------------------------  ------------

/s/                      President and Chief Executive  May 12, 2000
-----------------------  Officer and a Director
Eddie L. Dunklebarger

/s/                      Chairman                       May 12, 2000
-----------------------  and a Director
Ernest L. Lowe

/s/                      Director                       May 12, 2000
-----------------------
Ronald E. Boyer

/s/                      Director                       May 12, 2000
-----------------------
Samuel E. Cooper

/s/                      Director                       May 12, 2000
-----------------------
Kenneth L. Deibler

/s/                      Director                       May 12, 2000
-----------------------
Peter DeSoto

/s/                      Director                       May 12, 2000
-----------------------
Leon E. Kocher

/s/                      Director                       May 12, 2000
-----------------------
Ray N. Leidich

/s/                      Director                       May 12, 2000
-----------------------
Thomas W. Long

/s/                      Director                       May 12, 2000
-----------------------
Donald L. Miller

/s/                      Director                       May 12, 2000
-----------------------
Susan K. Nenstiel

/s/                      Director                       May 12, 2000
-----------------------
Robert W. Rissinger

/s/                      Director                       May 12, 2000
-----------------------
Allen Shaffer



/s/                      Director                       May 12, 2000
-----------------------
Thomas L. Miller

/s/                      Director                       May 12, 2000
-----------------------
James A. Ulsh

/s/                      Director                       May 12, 2000
-----------------------
Earl L. Mummert

/s/                      Director                       May 12, 2000
-----------------------
John W. Taylor, Jr.

/s/                      Director                       May 12, 2000
-----------------------
Wayne H. Mummert

                               INDEX TO EXHIBITS


EXHIBIT NUMBER                                 DESCRIPTION
--------------                                 -----------

     4.     2000 Employee Stock Purchase Plan of the Company.

     5.     Opinion of Mette, Evans & Woodside, General Counsel of the Company.

     23.a. Consent of Mette, Evans & Woodside, General Counsel of the Company - included in Exhibit 5.

     23.b.  Consent of PricewaterhouseCoopers, LLP (Auditors).

     24.    Powers of Attorney included in "SIGNATURES" on page 5.